UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2015

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2015, Myers Industries, Inc. (“the Company”) received a letter from Daniel R. Lee tendering his resignation as a member of the Board of Directors (the “Board”) of the Company. Mr. Lee’s resignation was accepted by the Company on March 13, 2015. Prior to his resignation, Mr. Lee was a member of the Audit Committee and the Capital Allocation Committee.

Mr. Lee states that his resignation is a result of the Board determining not to re-nominate Mr. Lee as a director.

The Company takes exception to the opportunistic and negative comments made by Mr. Lee about the Board in his resignation letter. In particular, the Company disagrees with Mr. Lee’s assertion that the Board exhibited a “careless attitude” in any respect. The members of the Board take their responsibilities and decision making very seriously, whether related to compensation, acquisitions, divestitures, capital allocation, or otherwise, and have the utmost respect for their fiduciary duties to the Company and its shareholders.

A copy of Mr. Lee’s resignation letter is included as Exhibit 17.1 to this Current Report on Form 8-K. The Company has provided a copy of this Current Report on Form 8-K to Mr. Lee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

17.1	Daniel R. Lee Resignation Letter, dated March 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE March 18, 2015	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary